UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2013

THERMOGENESIS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 26, 2013, ThermoGenesis Corp. (the "Company") sent GE Healthcare Bio-Sciences AB ("GE") a ninety (90) day notice of termination of the Amended and Restated International Distribution Agreement, which terminates the agreement effective November 24, 2013 pursuant to Section 19 of the agreement.

Item 2.02 Results of Operations and Financial Condition

Item 2. On August 29, 2013, ThermoGenesis Corp. issued a press release announcing its results of operations and financial condition for the year ended June 30, 2013.  The full text of the press release is set forth in Exhibit 99.1 attached to this report.

This press release includes adjusted EBITDA, which is a financial measure that is not determined in accordance with United States generally accepted accounting principles “U.S. GAAP”.  Adjusted EBITDA represents loss from operations excluding amounts for depreciation and amortization, stock-based compensation expense, impairment of intangible asset and gain on sale of product lines.  Adjusted EBITDA should not be considered in isolation or as a substitute for net loss as a measure of performance. Reconciliations to the comparable GAAP measures are provided in the accompanying financial and operating summaries.

Item 9.01 Financial Statements and Exhibits

99.1 Press release dated August 29, 2013, titled “ThermoGenesis Reports Fourth Quarter and Full Fiscal Year 2013 Results; Company Reduces Net Loss and Prepares for Merger with TotipotentRX”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS CORP.,
a Delaware Corporation

Dated: August 29, 2013	/s/ Dan T. Bessey
Dan. T. Bessey
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated August 29, 2013, titled “ThermoGenesis Reports Fourth Quarter and Full Fiscal Year 2013 Results; Company Reduces Net Loss and Prepares for Merger with TotipotentRX”